                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                           The Fairchild Corporation
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                           The Fairchild Corporation
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
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Notes:

                           THE FAIRCHILD CORPORATION
                    WASHINGTON DULLES INTERNATIONAL AIRPORT
                             300 WEST SERVICE ROAD
                           CHANTILLY, VIRGINIA 22021

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD NOVEMBER 16, 1995

                               ----------------

                            TO THE STOCKHOLDERS OF
                           THE FAIRCHILD CORPORATION

  The Annual Meeting of Stockholders of The Fairchild Corporation, a Delaware corporation (the "Company"), will be held at the Marriott Hotel, Washington Dulles International Airport, 333 West Service Road, Chantilly, Virginia, on Thursday, November 16, 1995, at 10:00 a.m. (local time), for the following purposes:

    1. To elect eleven (11) directors of the Company for the ensuing year;

    2. To approve the material terms of the performance goals for the fiscal 1996 incentive compensation award for the Company's Chief Executive Officer; and

    3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

  Only stockholders of record as of the close of business on September 25, 1995, will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

                                          By Order of the Board of Directors

                                          Donald E. Miller
                                          Senior Vice President & Secretary

October 10, 1995

KINDLY DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED STAMPED, ADDRESSED ENVELOPE. A PROXY MAY BE REVOKED BY DELIVERING A VALIDLY EXECUTED, LATER DATED PROXY AT ANY TIME PRIOR TO ITS USE. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY IF YOU WISH AND VOTE IN PERSON.

                           THE FAIRCHILD CORPORATION
                    WASHINGTON DULLES INTERNATIONAL AIRPORT
                             300 WEST SERVICE ROAD
                           CHANTILLY, VIRGINIA 22021

                                                          October 10, 1995

                                PROXY STATEMENT

  This statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board") of The Fairchild Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, November 16, 1995, at 10:00 a.m. (local time), and at any adjournments or postponements thereof (the "Annual Meeting"). Holders of record of the Company's Class A Common Stock, par value $.10 per share ("Class A Stock"), and Class B Common Stock, par value $.10 per share ("Class B Stock"), at the close of business on September 25, 1995, will be entitled to vote at the Annual Meeting. On September 25, 1995, there were 13,406,109 shares of Class A Stock and 2,696,886 shares of Class B Stock outstanding and eligible to vote. Each share of Class A Stock entitles the holder thereof to one vote, and each share of Class B Stock entitles the holder thereof to ten votes, on each matter scheduled to come before the Annual Meeting. Class A Stock and Class B Stock are sometimes collectively referred to herein as "Stock."

  All votes represented by the enclosed proxy will be cast FOR the eleven nominees for director named herein, unless authorization to do so is withheld by a stockholder for one or more of the eleven nominees, and in the manner specified by that stockholder with respect to approval of proposal (2), except that in the absence of such instructions, the votes will be cast FOR the approval of proposal (2). The Board does not know of any matters, other than those specified herein, which will be presented for action at the Annual Meeting. In the event that any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment on such matters. A proxy may be revoked by delivery of a validly executed, later dated proxy, by notice in writing to the Secretary of the Company, at the above address, or in person at the Annual Meeting any time prior to its use.

  The eleven persons receiving the largest number of votes for director will be elected. Proposal (2) requires the affirmative vote of a majority of the shares present at the meeting. If a stockholder abstains from voting on a proposal, his shares are considered present at the meeting, but since they are not affirmative votes, they will have the same practical effect as a vote against the proposal. Broker non-votes will have no effect on the vote.

                           1. ELECTION OF DIRECTORS

  Eleven directors are to be elected for the ensuing year to hold office until the next annual meeting of stockholders and until their successors are elected and qualified. Except for Mr. Robert Sharpe II, who was elected a director by the Board on September 14, 1995, all nominees were elected to the Board at the 1994 annual meeting of stockholders. All nominees have previously been designated as "Continuing Directors" as defined in the Company's Certificate of Incorporation, as amended.

                          INFORMATION AS TO NOMINEES

  Set forth below is information about each nominee for election as a director.

  MICHAEL T. ALCOX, 47, has served as Senior Vice President and the Chief Financial Officer of the Company since December 1987. He also served as Treasurer of the Company from September 1990 until November 1991. Since 1990, Mr. Alcox also has served as Vice President and the Chief Financial Officer of RHI Holdings, Inc. ("RHI") and Fairchild Industries, Inc. ("Fairchild Industries"), two subsidiaries of the Company. He is a director of RHI, Fairchild Industries, and Banner Aerospace, Inc.* ("Banner Aerospace"). He became a director of the Company in 1988. (1)(4)(5)

  MORTIMER M. CAPLIN, 79, has been a senior member of Caplin & Drysdale (attorneys) since 1964. Mr. Caplin serves as a director of Fairchild Industries, Presidential Realty Corporation and Danaher Corporation. He became a director of the Company in 1990. (1)(2)(6)

  PHILIP DAVID, 64, was a consultant to the Company from January 1988 to June 1993. He was also an employee of the Company from January 1988 to December 1989. He was a Professor of Urban Development at Massachusetts Institute of Technology until June 1988. Dr. David is also a director of Advanced NMR Systems, Inc. He became a director of the Company in 1985. (3)(4)

  THOMAS J. FLAHERTY, 57, joined the Company in April 1993, as the Chief Operating Officer. Since 1993, he also has served as a director and the Chief Operating Officer of Fairchild Industries. He was President and the Chief Operating Officer of IMO Industries, Inc. from 1992 to April 1993. He was the Chief Executive Officer & President of Transnational Industries, Inc. from 1990 to 1992. From 1977 to 1990, he held various executive positions with the Hamilton Standard and Pratt & Whitney units of United Technologies Corporation. He became a director of the Company in 1993.

  HAROLD J. HARRIS, 66, is President of Wm. H. Harris, Inc. (retailer). He is a director of Capital Properties Incorporated of Rhode Island. He became a director of the Company in 1985. (2)(3)(5)

  SAMUEL J. KRASNEY, 70, retired in 1993 as the Chairman of the Board, the Chief Executive Officer and President of Banner Aerospace*, positions he had held since June 1990. He continues to serve as a member of the Board of Banner Aerospace (since June 1990) and also serves as the Vice Chairman of the Board of the Company (since December 1985). He served as the Chief Operating Officer of the Company from December 1985 until December 1989. Mr. Krasney has served as the managing partner of ABBA Capital Enterprises since October 1985. Mr. Krasney is a director of FabriCenters of America, Inc. and Waxman Industries, Inc. He became a director of the Company in 1968.

  FREDERICK W. MCCARTHY, 53, is the Chairman of the Board of Triumph Capital Group, Inc. and a Managing Director of Triumph Corporate Finance Group, Inc. (investment bankers), a position held since March 1990. Prior thereto, he was a Managing Director of Drexel Burnham Lambert Incorporated ("Drexel Burnham"), investment bankers, from 1974 until January 1990. Mr. McCarthy serves as a director of RHI, RC/Arby's Corporation, Nutra Max Products, Inc., and EnviroWorks, Inc. He became a director of the Company in 1986.** (3)(5)

  HERBERT S. RICHEY, 73, served as President of Richey Coal Company (coal properties-brokerage and consulting) until December 1993. Mr. Richey is a director of Fairchild Industries and Sifco Industries, Inc. He became a director of the Company in 1977. (1)(2)(6)

  ROBERT A. SHARPE II, 37, joined Smithfield Foods, Inc. as Vice President, Corporate Development, in July 1994. Prior to that time Mr. Sharpe served as Senior Vice President of NationsBank Corporation and held other management positions with NationsBank.

  DR. ERIC I. STEINER, 33, has served as Senior Vice President, Operations of the Company since May 1992, and is currently President of Fairchild Fasteners, a division of VSI Corporation, a wholly owned subsidiary of Fairchild Industries. Prior thereto, he served as President of Camloc/RAM Products, one of the Company's operating units, from September 1993 to February 1995. He served as Vice President, Business Planning of the Company from March 1991 until May 1992. He has also served as Vice President of Fairchild Industries since May 1992. He received an M.B.A. from Insead in France in 1990. Prior thereto, he received an M.D. in 1988 from Faculte de Medicine de Paris and was a medical doctor at Hospitaux De Paris in France until November 1989. He is a director of Banner Aerospace.* Dr. Steiner became a director of the Company in 1988. He is the son of Jeffrey J. Steiner.

  JEFFREY J. STEINER, 58, has served as the Chairman of the Board and the Chief Executive Officer of the Company since December 1985, and as President of the Company since July 1, 1991. Mr. Steiner also served as President of the Company from November 1988 until January 1990. He has served as the Chairman of the Board, the Chief Executive Officer and President of Banner Aerospace* since September 1993. He served as the Vice Chairman of the Board of Rexnord Corporation*** from July 1992 to December 1993. He has served as the Chairman, President, and the Chief Executive Officer of Fairchild Industries since July 1991 and of RHI since 1988. Mr. Steiner is and for the past five years has been President of Cedco Holdings Ltd., a Bermuda corporation (a securities investor). He serves as a director of The Franklin Corporation and The Copley Fund. He became a director of the Company in 1985. He is the father of Dr. Eric I. Steiner. (1)(4)(5)

  The persons named in the proxies will vote the proxies for the election of the aforementioned nominees for director except where the authority to vote for the nominees is withheld by the stockholder submitting the proxy. In the event that any nominee refuses or is unable to serve as a director (which is not now anticipated), the persons named as proxies reserve full discretion to vote for any other person who may be nominated.
--------
(1) Member of the Executive Committee.
(2) Member of the Audit Committee.
(3) Member of the Compensation and Stock Option Committee.
(4) Member of the Investment Committee.
(5) Member of the Nominating Committee.
(6) Member of the Corporate Ethics and Compliance Committee.
  * The Company has a significant equity position in this company.
 ** Drexel Burnham, as agent for the Company in the 1986 private placement of the $160,000,000 Intermediate Subordinated Debentures due 2001, was given the right to designate (subject in certain instances to the approval of the designee by the Board or certain designated members of the Board) a person to serve on the Board and its Compensation Committee as long as any of such debentures are outstanding. In 1990, the parent corporation of Drexel Burnham filed for bankruptcy and was subsequently liquidated. As Mr. McCarthy was Drexel Burnham's designee on the Board prior to resigning his position with Drexel Burnham in January 1990, the Company has taken the position that Mr. McCarthy remains the nominee.
*** Until December 1993, the Company had a significant equity position in this Company.

               BOARD OF DIRECTORS AND CERTAIN COMMITTEE MATTERS

  The Board held four meetings during fiscal 1995. No incumbent director attended less than seventy-five percent of the aggregate number of meetings of the Board and committees on which he served. During fiscal 1995, directors who were not employed by the Company or its subsidiaries received a quarterly retainer of $2,500, plus $2,500 for each Board meeting attended (including as a part of each such meeting any committee meetings held on the same date), a $500 stipend for any committee meetings attended that were not held on the same date as a Board meeting, and reimbursement for travel expenses.

  The Board has (i) an Audit Committee whose primary functions are to examine and consider matters relating to the internal and external audits of the Company's accounts and its financial affairs and to select the Company's independent auditor; (ii) a Compensation and Stock Option Committee whose functions are to review and approve the compensation and other benefits of the Chief Executive Officer and other executive officers of the Company, to review and advise management regarding the benefits, including bonuses, and other terms and conditions of employment of other employees of the Company, to review and recommend for the approval of the full Board the compensation of directors, and to advise the Board on matters relating to, and to award, employee stock options; (iii) an Executive Committee whose functions include considering pertinent matters and exercising all the powers of the Board, which by law it may exercise when the Board is not in session; (iv) an Investment Committee to consider and authorize material investments by the Company and to advise the Board with respect thereto; (v) a Corporate Ethics and Compliance Committee to oversee the Company's ethics programs; and (vi) a Nominating Committee to consider and recommend to the Board candidates for election to the Board of Directors by the stockholders. During fiscal 1995, the Audit Committee held two meetings, the Compensation and Stock Option Committee held two meetings, the Nominating Committee held one meeting, and the Corporate Ethics and Compliance Committee held two meetings.

  The Nominating Committee will consider written recommendations for nominees for election to the Board at the 1996 Annual Meeting if submitted prior to June 12, 1996 to the Secretary of the Company. Biographical information and the written consent of the potential nominee must accompany the recommendation.

                     INFORMATION AS TO EXECUTIVE OFFICERS

  Set forth below is certain information about each executive officer of the Company who is not a director of the Company. All of the executive officers of the Company are elected by the Board to serve until the next annual meeting of the Board or until their successors are elected and qualified.

  MEL D. BORER, 52, has served as Vice President of the Company since September 1993. Mr. Borer has also served as Vice President of Fairchild Industries since 1991 and as President of Fairchild Communications Services Company since 1989.

  ROBERT D. BUSEY, 52, has served as Vice President of the Company since September 1992. Mr. Busey has also served as Vice President of Fairchild Industries since November 1993. Prior to September 1992, Mr. Busey was Assistant Vice President of the Company and held other management positions with Fairchild Industries.

  CHRISTOPHER COLAVITO, 40, has served as Vice President and Controller of the Company since November 1990. Mr. Colavito also has served as Vice President and Controller of Fairchild Industries since August 1989. Prior thereto, Mr. Colavito, who is a Certified Public Accountant, was Assistant Controller of Fairchild Industries and held other financial management positions with Fairchild Industries.

  JOHN L. FLYNN, 49, has served as Senior Vice President, Tax of the Company since September 1994 and as Vice President, Tax since August 1989. Mr. Flynn also has served as Vice President, Tax of Fairchild Industries since November 1986.

  HAROLD R. JOHNSON, 72, Brig. Gen., USAF (Ret.), has served as Senior Vice President, Business Development of the Company since November 1990. General Johnson has also served as Vice President of Fairchild Industries since February 1988.

  ROBERT H. KELLEY, 47, has served as Vice President, Employee Benefits of the Company since November 1993. He also has served as Vice President of Fairchild Industries since November 1993. Prior thereto, he held other management positions with Fairchild Industries.

  JERRY R. LIRETTE, 47, has served as Vice President of the Company since May 1992. Mr. Lirette also has served as Vice President of Fairchild Industries since 1988, and has served as President of D-M-E Company since 1983.

  DONALD E. MILLER, 48, has served as Senior Vice President and General Counsel of the Company since January 1991 and Corporate Secretary since January 1995. Mr. Miller also has served as Vice President and General Counsel of Fairchild Industries since November 1991. Prior to 1991, Mr. Miller was a principal of the law firm of Temkin & Miller, Ltd. in Providence, Rhode Island.

  KAREN L. SCHNECKENBURGER, 46, has served as Vice President of the Company since September 1992 and as Treasurer of the Company since November 1991. Ms. Schneckenburger also has served as Treasurer of Fairchild Industries since August 1989. Prior thereto, she served as Director of Finance of Fairchild Industries from 1986 through 1989.

                            EXECUTIVE COMPENSATION

  The following Summary Compensation Table sets forth compensation information for each of the Company's Chairman and Chief Executive Officer and the other four most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 for the most recent fiscal year (the "named executive officers").

                          SUMMARY COMPENSATION TABLE

                                        Annual Compensation           Long Term Compensation
                                ---------------------------------    -------------------------
                                                                                   All Other
Name/Position            Year     Salary        Bonus      Other      Options     Compensation
-------------            ----   ----------   ----------   -------    ---------   -------------
Jeffrey J. Steiner,      1995   $1,550,011   $  180,000       --       60,000      $23,130(2)
Chairman & CEO           1994    1,550,011    2,728,096       --          --        26,439(3)
                         1993    1,448,000          --        --          --        25,634(4)

Jerry R. Lirette,        1995      218,642      131,639       --       10,000        3,881(5)
Vice President           1994      217,385      114,376       --          --         6,329(5)
                         1993      190,000      143,716       --       10,000        5,539(5)

Mel D. Borer             1995      178,644       95,697       --       10,000        3,956(5)
Vice President           1994      164,137       77,587       --          --         2,901(5)
                         1993      150,108       75,000       --        5,000        5,803(5)

Michael T. Alcox,        1995      215,010       53,750       --       20,000        3,750(5)
Sr. Vice President       1994      240,010      203,750   $14,857(1)      --         5,904(5)
& CFO                    1993      203,925       86,000    16,965(1)    5,000        5,976(5)

Donald E. Miller,        1995      185,016       46,250       --       20,000        6,195(6)
Sr. Vice President       1994      185,016      196,250       --          --         5,946(5)
and General Counsel      1993      169,266       70,000       --        5,000        5,216(5)

--------
(1) Tax gross up payments related to reimbursement of relocation costs.
(2) Includes $19,380 for value of premiums paid by the Company for split-dollar life insurance coverage and $3,750 for Company contributions under 401(k) savings plan.
(3) Includes $19,493 for value of premiums paid by the Company for split-dollar life insurance coverage and $3,750 for Company contributions under 401(k) savings plan. Also includes $3,196 in imputed interest on a loan by the Company to Mr. Steiner.
(4) Includes $19,738 for value of premiums paid by the Company for split-dollar life insurance coverage and $5,896 for Company contributions under 401(k) savings plan.
(5) Company contributions under 401(k) savings plan.
(6) Includes $2,445 in imputed interest on a loan by the Company to Mr. Miller and $3,750 for Company contributions under 401(k) savings plan.

  The following table sets forth information concerning individual grants of stock options made during the 1995 fiscal year to each named executive officer.

                      OPTIONS GRANTS IN LAST FISCAL YEAR

                               % Options                        5%      10%
                                Granted                      Appreci- Appreci-
                    Shares      to all   Exercise Expiration  ation    ation
Name                Granted    Employees  Price      Date      (2)      (2)
----                -------    --------- -------- ---------- -------- --------
Jeffrey J. Steiner  60,000(1)    17.6%    $3.875   9/20/99   $64,236  $141,944
Jerry R. Lirette    10,000(1)     2.9%     3.875   9/20/99    10,706    23,657
Mel D. Borer        10,000(1)     2.9%     3.875   9/20/99    10,706    23,657
Michael T. Alcox    20,000(1)     5.9%     3.875   9/20/99    21,412    47,315
Donald E. Miller    20,000(1)     5.9%     3.875   9/20/99    21,412    47,315

--------
(1) These options were granted on September 21, 1994 and 25% became exercisable on September 21, 1995, 50% are exercisable on September 21, 1996, 75% are exercisable on September 21, 1997, and 100% are exercisable on September 21, 1998.
(2) The potential realizable value for each named executive officer reflects the increase in value of the shares granted based on a beginning price of $3.875 and assuming rates of stock value appreciation of 5% and 10%, respectively, over a period of five years. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised.

  The following table sets forth information concerning the fiscal year-end value of unexercised stock options of each of the named executive officers.

                          OPTION YEAR-END VALUE TABLE

                                                Value of In-the-Money
                      Number of Unexercised    Outstanding Options at
                       Options at 6/30/95              6/30/95
                    ------------------------- -------------------------
Name                Exercisable Unexercisable Exercisable Unexercisable
----                ----------- ------------- ----------- -------------
Jeffrey J. Steiner    282,500      60,000          --           --
Jerry R. Lirette       20,750      16,750          --           --
Mel D. Borer           14,750      14,250          --           --
Michael T. Alcox       91,750      26,750          --           --
Donald E. Miller       25,000      25,000          --           --

  There were no exercises of stock options by the named executive officers during the 1995 fiscal year.

                            STOCK PERFORMANCE GRAPH

  The following graph compares the performance of the Company's Class A Common Stock with that of the S & P 500 Stock Index and the S & P Manufacturing (Diversified Industrials) Index (consisting of 12 industrial manufacturers). The graph plots the growth in value of an initial $100 investment over the indicated five year period with all dividends reinvested.

          ----------------------------------------------------------
               Comparison of Five Year Cumulative Total Returns
                Total Returns Assume Reinvestment of Dividends
          ----------------------------------------------------------

                             [GRAPH APPEARS HERE]

--------------------------------------------------------------------------------------------
Fiscal Year Ending June 30:              1990     1991     1992     1993     1994     1995
--------------------------------------------------------------------------------------------
The Fairchild Corporation-Class A         100     69.52    37.33    28.49    30.45    26.52
--------------------------------------------------------------------------------------------
S&P 500 Index                             100    107.40   121.80   138.40   140.35   176.94
--------------------------------------------------------------------------------------------
S&P Manuf.-Diversified Index              100    106.86   104.76   124.16   138.68   183.38
--------------------------------------------------------------------------------------------

     --------------------------------------------------------------------
      Assumes $100 Invested on July 1, 1990 in The Fairchild Corporation
                    Class A common stock and in each index
     --------------------------------------------------------------------

                    COMPENSATION AND STOCK OPTION COMMITTEE
                       REPORT ON EXECUTIVE COMPENSATION

  The Compensation and Stock Option Committee of the Board of Directors (the "Committee"), which is composed of three non-employee Directors, has initial responsibility for all compensation actions affecting the Company's executive officers, including base salaries, bonus awards, stock option awards and the terms and conditions of their employment. The Committee administers the Company's 1986 Non-Qualified and Incentive Stock Option Plan (the "1986 Plan").

  The Committee makes appropriate recommendations concerning executive compensation, and reports to the Board of Directors. Under the supervision, approval and review of the Committee, the Company's compensation policies and programs are designed to motivate, retain and attract management with incentives linked to financial performance of the Company and the value that is delivered to its shareholders. Specifically, the Company's policies and programs endeavor to: (i) link executive compensation to sustainable increases in the financial performance of the Company, where possible, and where not possible, preservation or realization of shareholder value; (ii) provide rewards contingent upon Company or business unit performance; (iii) differentiate compensation based upon individual contribution; (iv) promote teamwork among executives and other Company employees; and (v) encourage the retention of a sound management team. During each fiscal year, the Committee reviews and recommends to the Board, with any modification it deems appropriate, base salary levels for the Company's executive officers, including the named executive officers and certain other senior managers.

  The Company manages the total cash compensation to provide median levels of cash compensation at average levels of corporate, business unit, and individual performance. Cash compensation consists of two components: (i) a base salary that is competitive with that of other companies paying at the median level of the market, and (ii) an annual incentive opportunity that is variable and is reflective of the financial performance of the Company and the individual performance of the executive officer. When high levels of performance are achieved, the level of cash compensation may exceed the median of the market. Conversely, when the Company, business unit, or the individual falls short of the predetermined goals, the level of cash compensation may be substantially below the market median. The objective of this mix is to deliver total annual cash compensation competitive with compensation offered at other companies facing similar challenges for similar positions, while simultaneously linking the payment of the annual cash incentive to the achievement of specific objectives in the Company's annual operating plan as approved by the Board.

  The mix between salary and annual incentive pay is related to an executive's job grade. Executives at higher grade levels in the Company have a greater percentage of their total cash compensation contingent on the accomplishment of business objectives, i.e. the higher the executive grade level, the greater the proportion of annual compensation that is "at risk". The yearly performance bonus, when awarded, is generally paid in August with respect to the preceding fiscal year. The award and size of the performance bonus are based upon: (i) the executive officer's performance against individual goals; and (ii) the performance of the executive officer's unit within the Company against that unit's goals; or (iii) the performance of the Company against Company goals. Goals vary from year to year and from unit to unit and, with regard to individual goals of executive officers, usually include both quantitative and qualitative factors. The Committee also occasionally awards special bonuses in connection with extraordinary transactions by the Company. The bonuses generally are awarded to individuals who make significant contributions towards consummation of the transactions.

  In addition, the Committee has considered the impact of a recently enacted provision of the Internal Revenue Code of 1986, as amended (the "Code"), which in certain circumstances disallows income tax deductions for compensation in excess of $1,000,000. This disallowance provision does not apply to performance-based compensation and certain other forms of compensation. The Committee currently intends to structure the Company's incentive compensation awards to the Company's Chief Executive Officer in a manner that complies with the Code's requirements for performance-based compensation to ensure that the Company is entitled to full deductibility of such compensation. One of these requirements is that the shareholders approve the material terms of performance goals for such awards. To satisfy this requirement, the shareholders are being asked elsewhere in this Proxy Statement to approve the material terms of the performance goals for the fiscal 1996 incentive compensation award for the Company's Chief Executive Officer.

  The Committee believes that stock option grants serve as a desirable long-term method of compensation because they closely ally the interests of management with the preservation and enhancement and realization of stockholder value and serve as an additional incentive to promote the success of the Company. In fiscal 1995, the Committee approved the grant of 330,000 stock options under the 1986 Plan to the Company's senior management and key employees. Included in these grants were 120,000 options granted to the named executive officers.

  Jeffrey J. Steiner, has served as the Chairman of the Board and the Chief Executive Officer of the Company since 1985 and as President since July 1991. In fixing Mr. Steiner's salary and target bonus levels, as well as determining the size of stock options, if any, the Compensation Committee and the Board typically review the financial performance of the Company, including revenue and profit levels. In addition, the Committee reviews Mr. Steiner's performance as the Chairman of the Board, the Chief Executive Officer and President, his importance to the Company and his success in implementing its strategic goals.

  Mr. Steiner has developed and established initiatives aimed at improving the operating efficiency and financial performance of the Company. Following several years of record earnings, the Company's earnings from operations declined sharply in 1991, as a result of the global industrial recession and an unusual combination of circumstances affecting those businesses of the Company that serve the aerospace and aviation industry, including, but not limited to, reductions in commercial air travel and defense spending, as well as the deregulation of the airline industry. These events required major changes in the way the Company conducts its business, as well as new and innovative business strategies. During fiscal years 1993, 1994 and 1995, under the direction of Mr. Steiner, the Company (i) has implemented extensive and innovative recapitalization plans for Fairchild Industries, Inc., (ii) through its communication services division, has grown significantly through strategic acquisitions and synergistic growth, (iii) has implemented aggressive cost-reduction and cost-control programs at all organizational and divisional levels, of such proportion as to fundamentally change the way those organizations and divisions do business, (iv) has sold its equity position in Rexnord Corporation at a premium price, (v) has taken important steps towards implementing a strategy of diversifying into new, high growth industries, (vi) has established new management structures at all levels of the Company and has introduced new leadership talent in key positions for the operating units of the Company, (vii) has implemented a plan of moving the Company into high technology business serving leading-edge industries with double-digit growth performance, and (viii) has set the tone for taking aggressive actions to sell off or otherwise dispose of assets not in the mainstream of the Company's core businesses. Mr. Steiner's overall leadership and aggressive implementation efforts related to the recapitalization, restructuring, diversification, growth, divestiture, cost-reduction, and management enhancement programs of the Company have proved to be invaluable in progressing toward improved financial performance and the achievement of long-term goals and objectives. Nevertheless, despite Mr. Steiner's achievements, the Committee's and the Board's ability to determine independently Mr. Steiner's compensation has been constrained by the terms of the stipulation of settlement of the action entitled Piven, et al. v. Steiner et al.

  The Committee believes that the total compensation program for executives of the Company is on a level with the compensation programs provided by other companies facing similar challenges. The

Committee believes that any amounts paid under the annual incentive plan will be appropriately related to corporate and individual performance, yielding awards that are directly linked to the annual financial and operational results of the Company within the framework of the challenges faced. The Committee also believes that the 1986 Plan provides opportunities to participants that are consistent with the returns that are generated on behalf of the Company's shareholders.

                                          Compensation and Stock Option
                                           Committee of the Board of Directors
                                          Philip David, Chairman
                                          Harold J. Harris
                                          Frederick W. McCarthy

EMPLOYMENT AGREEMENTS

  Mr. Jeffrey Steiner has an amended and restated employment agreement with the Company dated September 10, 1992. The term of the current agreement, under which Mr. Steiner is entitled to receive a base salary determined by the Compensation and Stock Option Committee of the Board ($1,400,000 for the current fiscal year, subject to the Piven restrictions set forth below), is five years and is extended annually for additional one-year periods unless either party gives notice not to extend the agreement. If Mr. Steiner dies during the term or any extended term of the agreement, his estate will receive an amount equal to one year's base salary, plus bonus, if any, for the fiscal year during which death has occurred, and if the Company terminates the agreement because of Mr. Steiner's disability for more than nine consecutive months, or shorter periods aggregating nine months during any twelve month period, he will receive fifty percent of his base salary for two years, plus bonus, if any, for the fiscal year during which termination of his employment has occurred. In the event of a "change in control" of the Company or a "trigger event" such as a merger in which the Company is not the surviving corporation, or a sale of substantially all of the Company's assets, the term of employment will terminate upon payment to Mr. Steiner of severance compensation in an amount equal to the sum of 2.99 times his base salary and
2.99 times the preceding year's bonus paid to him. Mr. Steiner signed a service agreement on April 6, 1990 with Banner Investments (U.K.) PLC, a subsidiary of the Company ("Banner U.K."), pursuant to which Mr. Steiner is entitled to receive pound sterling 204,000 annually for the term of the agreement. Pursuant to an amendment dated November 18, 1992, Mr. Steiner's annual compensation from Banner U.K. was adjusted, to avoid currency fluctuation, to the greater of $400,000 or pound sterling 204,000. Pursuant to the terms of the stipulation of settlement of the action entitled Piven, et al. v. Steiner et al. filed in the Court of Chancery of the State of Delaware, Mr. Steiner (a) was not granted any new stock options for the period from the effective date of the settlement through June 30, 1993; and (b) will not receive a bonus from the Company through fiscal year 1995 greater than, without duplication, (i) one and one-half percent of the total value of any extraordinary transaction, subject to approval of the Compensation and Stock Option Committee, and (ii) three percent of Income from Continuing Operations before Taxes on Income and Extraordinary Items. In addition, Mr. Steiner's base salary under his employment agreement with the Company will be paid at an annual rate of $250,000 a year less than its present level of $1,400,000 for fiscal years 1992 through 1996 and such base salary may not be increased during that time.

  Mr. Flaherty has an employment agreement with the Company that provides that he will serve as the Chief Operating Officer of the Company for a term through June 30, 1996, which term will be automatically extended for additional one year periods unless either party has given at least six months advance notice of intention not to extend the term beyond June 30, 1996 or any later anniversary date. Mr. Flaherty is entitled to receive a base salary of not less than $225,000 per year for the remainder of the term. If Mr. Flaherty's employment is terminated prior to June 30, 1996, for reasons other than cause, he will be entitled to a continuation of his base salary, at its then current rate, for a period of 12 months from date of termination. In addition, in the event of a change of control of the Company occurring prior to December 21, 1997, Mr. Flaherty will receive a sum equal to two times his then current annual base salary, payable one-half on the date of change of control and the balance over a one year period, provided and so long as he remains or endeavors to remain an employee of the Company and his employment is not terminated for cause.

  Messrs. Alcox, Miller, Borer and Lirette each have a letter agreement with the Company dated October 21, 1994, as amended December 21, 1994. Each agreement provides that if the Company terminates their employment for reasons other than cause prior to October 21, 1997, they each will receive a severance payment equal to one year of their then current base salary and incentive compensation (to the extent it could have been earned) based on their then current bonus target prorated through the date of termination. In addition, in the event of a change of control of the Company occurring prior to October 21, 1997, Messrs. Alcox and Miller each will receive a sum equal to two times their then current annual base salary, payable one-half on the date of change of control and the balance over a one year period, provided and so long as they remain or endeavor to remain employees of the Company and their employment is not terminated for cause.

PENSION AND RETIREMENT BENEFITS

  The Company and its subsidiaries have a number of defined benefit pension plans covering substantially all U.S. employees. Effective January 1, 1991, the Company adopted the Retirement Plan for Employees of Fairchild Industries, Inc. ("Fairchild Retirement Plan"). The following table illustrates the amount of estimated annual fixed retirement benefits payable under the Fairchild Retirement Plan to an employee retiring in 1995, at age 65, at various salary levels (average of highest five consecutive years out of last ten years of service) and years of service. The Fairchild Retirement Plan defines salary as total compensation, subject to the Internal Revenue Service's limit on the amount of compensation that may be used to compute benefits under qualified pension plans. This limit is equal to $150,000 for 1995. The benefit amounts listed in the following table are not subject to any deduction for Social Security benefits or other offset amounts.

      Average        10 Years           20 Years           30 Years           40 Years
       Salary       of Service         of Service         of Service         of Service
      --------      ----------         ----------         ----------         ----------
      $ 25,000       $ 1,963            $ 3,926            $ 5,890            $ 7,184
        50,000         4,963              9,926             14,890             17,996
       100,000        10,963             21,926             32,890             39,621
       150,000        16,963             33,926             50,890             61,246
       200,000        20,563             41,126             61,690             74,221
       250,000        23,316             46,632             69,948             84,143

  The named executive officers participate in the Fairchild Retirement Plan. For purposes of determining benefits under the Fairchild Retirement Plan, Mr. Steiner's average salary is $150,000 with four years and six months of credited service. Mr. Alcox's average salary is $150,000 with four years and six months of credited service. Mr. Lirette's average salary is $150,000 with 15 years and six months of credited service. Mr. Miller's average salary is $150,000 with three years and five months of credited service. Mr. Borer's average salary is $150,000 with nine years and two months of credited service.

  The Company has a Supplemental Executive Retirement Plan for certain key executives which provides additional retirement benefits based on final average earnings and years of service. Benefits which may be payable under this plan are not included in the Summary Compensation Table. This plan provides a maximum retirement benefit equal to the difference between sixty percent of the participant's average base salary for the last five years of employment and the aggregate of the participant's (i) other Company defined pension benefits, (ii) profit sharing/ESOP benefits, and (iii) primary Social Security payment. This plan is unfunded, unqualified and is not subject to the Employee Retirement Income Security Act of 1974, as amended. The plan was amended in June 1988 to provide for lump sum pre-retirement advances on an actuarially reduced basis, at the election of participants age sixty or over, contingent upon approval of the Compensation and Stock Option Committee. All persons named in the Summary Compensation Table are eligible for participation in this plan.

  The annual contributions under the Retirement Plan and the Supplemental Executive Retirement Plan attributable to persons named in the Summary Compensation Table are not shown since they cannot be readily determined by the regular actuaries of said plans. Directors who are not employees of the Company or one of its subsidiaries are not eligible to participate in these retirement plans.

                 2. APPROVAL OF MATERIAL TERMS OF PERFORMANCE
                        GOALS FOR FISCAL 1996 INCENTIVE
                     COMPENSATION AWARD FOR THE COMPANY'S
                            CHIEF EXECUTIVE OFFICER

  At the Annual Meeting, the shareholders will be asked to approve the material terms of the performance goals for the fiscal 1996 incentive compensation award for the Company's Chief Executive Officer. Effective for tax years beginning in 1994, the Code disallows deductions for publicly-held corporations with respect to compensation in excess of $1,000,000 paid to certain executive officers. However, compensation payable solely on account of attainment of one or more performance goals is not subject to this deduction limitation if the performance goals are objective, pre-established and determined by a compensation committee comprised solely of two or more outside directors, the material terms of the performance goals under which the compensation is to be paid are disclosed to the shareholders and approved by a majority vote, and the compensation committee certifies that the performance goals and other material terms were in fact satisfied before the compensation is paid.

  On September 14, 1995, the Company's Compensation and Stock Option Committee (the "Committee") established performance goals for the Chief Executive Officer's fiscal 1996 incentive compensation award and the maximum amount payable to the Chief Executive officer if the goals are achieved.

  The performance goals and maximum amounts payable for fiscal 1996 are as follows:

    1. If the Company (including its consolidated subsidiaries) achieves pre-tax profits for fiscal 1996, the Chief Executive Officer may receive up to three percent (3%) of such pre-tax profits.

    2. If the Company engages in an extraordinary transaction (e.g., purchase or sale of assets not in the ordinary course, including, without limitation, through a public offering or private placement of securities) during fiscal 1996, the Chief Executive Officer may receive up to one and one-half percent (1 1/2%) of the total value of the transaction.

  All of the foregoing will be computed in such a manner to avoid duplication.

  The Committee retains the right to determine the actual amount of incentive compensation to be awarded to the Chief Executive Officer in fiscal 1996 based on his individual contribution, consistent with the foregoing goals and in an amount no greater than the maximum amounts set forth above.

  Assuming the shareholders approve the material terms of the performance goals as described herein, the Company believes that any such incentive compensation award to the Chief Executive Officer will qualify as performance-based compensation that will be deductible from the Company's gross income for federal income tax purposes.

  THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THIS PROPOSAL.

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

  The table below sets forth as of August 31, 1995 the number of shares and percent of Class A Stock and Class B Stock beneficially owned by (i) each person known by the Company to own beneficially more than five percent of any class of Stock, (ii) each director and nominee for director, (iii) each named executive officer, and (iv) the directors, nominees and officers of the Company as a group.

                                Number of             Number of
                                Shares of     Percent Shares of     Percent
                                 Class A        of     Class B        of
                                Stock(1)       Class  Stock(1)       Class
                                ---------     ------- ---------     -------
Michael T. Alcox                  122,350(2)     *          600        *
Bestin Ltd                      3,146,388(3)   23.5%        --        --
  ATC Trustees (BVI) Ltd.
  Abbott Building, 2nd Floor
  P.O. Box 933
  Road Town
  Tortola, B.V.I.
Mel D. Borer                       17,250(4)     *          --         *
Mortimer M. Caplin                 70,000(5)     *          --        --
Columbia Savings & Loan
 Association(6)                   825,000       6.1%        --        --
  8840 Wilshire Boulevard
  Beverly, CA 90211
Philip David                       29,500(7)     *          --        --
Dimensional Fund Advisors(8)      722,000       5.4%
  1299 Ocean Avenue
  11th Floor
  Santa Monica, CA 90401
Fairchild Industries Master
 Retirement Trust                 818,709       6.1%        --        --
  300 West Service Road
  Chantilly, VA 22021
Thomas J. Flaherty                 20,000(9)     *          --        --
Harold J. Harris                  106,200(10)    *          --        --
Samuel J. Krasney                 985,040(11)   7.2%        --        --
  25700 Science Park Drive
  Cleveland, OH 44122
Jerry R. Lirette                   30,750(12)    *          --        --
Frederick W. McCarthy              35,000(13)    *          --        --
Donald E. Miller                   46,750(14)    *          --        --
RHI Holdings Master Trust         966,966       7.2%        --        --
  300 West Service Road
  Chantilly, VA 22021
Herbert S. Richey                  23,500(15)    *          --        --
Robert A. Sharpe II                   --         *          --        --
Eric I. Steiner                   104,505(16)    *       15,000        *
Jeffrey J. Steiner              6,929,884(17)  41.6%  2,944,996(18)  95.9%
  110 East 59th Street
  New York, NY 10022
Stinbes Limited                 3,256,296(19)  20.0%  2,908,996(20)  94.7%
  ATC Trustees (Cayman) Ltd.
  P.O. Box 30592 SMB
  Piccadilly Centre, 2nd Floor
  Grand Cayman, Cayman Islands,
  B.W.I.
All 19 directors, nominees and
 officers as a group            8,643,090(21)  50.0%  2,960,596      96.4%

--------
 *Represents less than one percent.
 (1) Shares of Class B Stock, which are immediately convertible into Class A Stock, are also included in the Class A Stock column on a share-for-share basis. Options that are exercisable immediately or within sixty days after August 31, 1995 appear in the Class A Stock column. Warrants are immediately exercisable into shares of either Class A Stock or Class B Stock and appear in both the Class A Stock and Class B Stock columns.
 (2) Includes exercisable employee stock options to purchase 99,250 shares of Class A Stock.
 (3) Bestin Ltd., a corporation organized under the laws of the Cayman Islands, is an indirect, wholly-owned subsidiary of Bestin S.A., a Luxembourg joint stock company whose shares are owned by Paske Investments Ltd., a corporation organized under the laws of Jersey, Channel Islands, a wholly owned subsidiary of The Friday Trust ("The Friday Trust"), a trust organized under the laws of Jersey, Channel Islands, of which the sole trustee is Lloyds Bank Trust Company (Channel Islands) Limited, a trust corporation registered in Jersey, Channel Islands. Bestin Ltd. was formed for the purpose of acquiring and holding the Company's shares and is not presently engaged in any other activities.
 (4) Includes exercisable employee stock options to purchase 17,250 shares of Class A Stock.
 (5) Includes exercisable employee stock options to purchase 10,000 shares of Class A Stock.
 (6) On March 22, 1991, the assets of Columbia Savings & Loan Association were taken over by its conservator, Resolution Trust Corporation.
 (7) Includes exercisable employee stock options to purchase 15,000 shares of Class A Stock.
 (8) Based on information included on a Schedule 13G dated as of December 31, 1994.
 (9) Includes exercisable employee stock options to purchase 20,000 shares of Class A Stock.
(10) Includes 27,000 shares of Class A Stock owned by the Wm. H. Harris, Inc. Profit-Sharing Plan and exercisable employee stock options to purchase 15,000 shares of Class A Stock.
(11) Includes exercisable employee stock options to purchase 234,000 shares of Class A Stock. Also includes 44,100 shares of Class A Stock owned by Mr. Krasney's wife; Mr. Krasney disclaims beneficial ownership of such shares.
(12) Includes exercisable employee stock options to purchase 23,250 shares of class A Stock.
(13) Includes exercisable employee stock options to purchase 15,000 shares of Class A Stock.
(14) Includes exercisable employee stock options to purchase 31,250 shares of Class A Stock.
(15) Includes exercisable employee stock options to purchase 17,500 shares of Class A Stock.
(16) Includes exercisable employee stock options to purchase 49,000 shares of Class A Stock. Includes 5,000 shares of Class A Stock owned by Mr. Steiner as custodian for his children.
(17) Mr. Steiner is the settlor and a beneficiary of The Friday Trust, and as such also may be deemed to beneficially own the Stinbes Limited Shares and the Bestin Ltd. Shares. See notes (3) and (19) to this table. Includes exercisable employee stock options to purchase 297,500 shares of Class A Stock and exercisable warrants to purchase 375,000 shares of Class A Stock or Class B Stock. Also includes 45,500 shares of Class A Stock owned by Mr. Steiner as custodian for his children. Also includes 49,500 shares of Class A Stock owned by Mr. Steiner's wife; Mr. Steiner disclaims beneficial ownership of such shares.
(18) Mr. Steiner is the settlor and a beneficiary of The Friday Trust, and as such also may be deemed to beneficially own the Stinbes Limited Shares. See notes (19) and (20) to this table. Includes 30,000 shares of Class B Stock owned by Mr. Steiner as custodian of his children. Also includes 6,000 shares of Class B Stock owned by Mr. Steiner's wife; Mr. Steiner disclaims beneficial ownership of such shares. Also includes exercisable warrants to purchase 375,000 shares of Class A Stock or Class B Stock.
(19) Consists of 347,300 shares of Class A Stock and 2,533,996 shares of Class B Stock, and exercisable warrants to purchase 375,000 shares of Class A Stock or Class B Stock, owned by Stinbes Limited, a corporation organized under the laws of the Cayman Islands, an indirect wholly-owned subsidiary of Bestin S.A., a Luxembourg joint stock company, whose shares are owned by Paske Investments Ltd., a corporation organized under the laws of Jersey, Channel

     Islands, a wholly owned subsidiary of The Friday Trust. Stinbes Limited was formed for the purpose of acquiring and holding the Company's Shares and is not presently engaged in any other activities.
(20) Includes exercisable warrants to purchase 375,000 shares of Class A or Class B stock.
(21) Includes exercisable employee stock options to purchase shares of Class A Stock not otherwise reported above.

CERTAIN TRANSACTIONS

  Mortimer M. Caplin, a director of the Company, is a senior member of the law firm of Caplin & Drysdale, which rendered legal services to the Company during fiscal 1995. The Company intends to use the services of this firm during fiscal 1996.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

  Arthur Andersen & Co. has served as the Company's independent auditor since 1968. No change is contemplated. A representative of Arthur Andersen & Co. will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to any appropriate questions.

                           EXPENSES OF SOLICITATION

  In addition to the use of the mail, proxy solicitation may be made by telephone, telegraph and personal interviews by regular employees of the Company. The Company also will reimburse brokerage houses and others forwarding proxy materials to beneficial owners of stock. The costs of soliciting proxies will be borne by the Company.

                             STOCKHOLDER PROPOSALS

  Stockholders of the Company who wish to make a proposal to be included in the Company's proxy materials for its 1996 annual meeting of stockholders must cause such proposal to be received by the Company at its corporate headquarters, Washington Dulles International Airport, 300 West Service Road, P.O. Box 10803, Chantilly, Virginia 22021, Attention: Donald E. Miller, Senior Vice President & Secretary, not later than June 12, 1996.

                                 ANNUAL REPORT

  THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS FOR THE FISCAL YEAR ENDED JUNE 30, 1995, WAS MAILED TO STOCKHOLDERS WITH OR PRIOR TO MAILING OF THIS PROXY STATEMENT. THE COMPANY WILL PROVIDE FREE OF CHARGE TO ANY STOCKHOLDER AS OF THE RECORD DATE WHO SO REQUESTS IN WRITING, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL YEAR 1995. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO DONALD E. MILLER, SENIOR VICE PRESIDENT & SECRETARY, THE FAIRCHILD CORPORATION, WASHINGTON DULLES INTERNATIONAL AIRPORT, 300 WEST SERVICE ROAD, P.O. BOX 10803, CHANTILLY, VIRGINIA 22021.

                                       By Order of the Board of Directors

                                       Donald E. Miller
                                       Senior Vice President
                                        & Secretary

--------------------------------------------------------------------------------

                           THE FAIRCHILD CORPORATION

            SAVINGS PLAN FOR EMPLOYEES OF THE FAIRCHILD CORPORATION

                         VOTING INSTRUCTIONS TO TRUSTEE

THESE VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE FAIRCHILD CORPORATION.

To the Trustee:

  In accordance with the provisions of the Savings Plan for Employees of The Fairchild Corporation, I hereby instruct you, as Trustee, to vote or cause to be voted at the Annual Meeting of Stockholders of The Fairchild Corporation to be held on November 16, 1995 and any adjournments thereof, all shares of The Fairchild Corporation standing to my credit in the Master Trust covering the foregoing Plan in which I may be a participant and which I am entitled to vote at such meeting as follows:

  The shares represented by this proxy will be voted as directed by the stockholder. IF NO DIRECTION IS GIVEN BY 10:00 A.M. (EST) NOVEMBER 14, 1995, THIS PROXY WILL BE VOTED IN THE SAME PERCENTAGE AS SHARES HELD BY PARTICIPANTS FOR WHICH THE TRUSTEE HAS RECEIVED TIMELY VOTING INSTRUCTIONS. The Trustee will hold your voting directions in strict confidence. The Proxy may vote in its discretion upon any other matters properly coming before the Annual Meeting and any adjournments thereof.

                  (CONTINUED, AND TO BE SIGNED ON OTHER SIDE)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

1.  ELECTION OF DIRECTORS
[_] FOR all nominees listed below               [_] WITHHOLD AUTHORITY to vote
    (except as marked to the contrary below).       for all nominees listed.


Michael T. Alcox, Mortimer M. Caplin, Philip David, Thomas J. Flaherty,
Harold J. Harris, Samuel J. Krasney, Frederick W. McCarthy, Herbert S. Richey, Robert A. Sharpe II, Eric I. Steiner, and Jeffrey J. Steiner.
 (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

 ------------------------------------------------------------------------------
2. TO APPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOALS FOR THE FISCAL 1996 INCENTIVE COMPENSATION AWARD FOR THE COMPANY'S CHIEF EXECUTIVE OFFICER.
          [_] FOR              [_] AGAINST              [_] ABSTAIN
3. IN ITS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                                     Dated:                             , 1995
                                            ----------------------------


                                     -------------------------------------------
                                               Signature of Stockholder

                                     PLEASE SIGN EXACTLY AS NAME APPEARS HEREON.
                                     EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC.,
                                     SHOULD ALSO INDICATE THEIR CAPACITY WHEN
                                     SIGNING. IF SHARES ARE HELD JOINTLY, EACH
                                     HOLDER SHOULD SIGN.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                           THE FAIRCHILD CORPORATION

  The undersigned hereby appoints Jeffrey J. Steiner, Michael T. Alcox, and Donald E. Miller as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Class A Common Stock, par value $.10 per share, and Class B Common Stock, par value $.10 per share, of The Fairchild Corporation held of record by the undersigned on September 25, 1995 at the Annual Meeting of Stockholders to be held on Thursday, November 16, 1995 at 10:00 a.m. (local time) and at any adjournments or postponements thereof.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES, AND FOR APPROVAL OF THE OTHER PROPOSALS.

 1. ELECTION OF DIRECTORS

     FOR          WITHHELD
                   FOR ALL

     [_]             [_]


Michael T. Alcox, Mortimer M. Caplin, Philip David, Thomas J. Flaherty,
Harold J. Harris, Samuel J. Krasney, Frederick W. McCarthy, Herbert S. Richey, Robert A. Sharpe II, Eric I. Steiner, and Jeffrey J. Steiner.
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


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 2. To approve the material terms of the performance goals for the fiscal 1996 incentive compensation award for the Company's Chief Executive Officer.

     For  Against  Abstain

     [_]    [_]      [_]


 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

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     "PLEASE MARK INSIDE BOXES SO THAT DATA
   PROCESSING EQUIPMENT WILL RECORD YOUR VOTES".
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NOTE: Please sign exactly as name(s) appears hereon. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give full title as such.

Date
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                                 Signature(s)

         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY.